Exhibit 99.1
Terra Capital, Inc. Announces $600 Million
Private Offering of Senior Notes
SIOUX CITY, IOWA (October 19, 2009)—Terra Capital, Inc. (“Terra Capital”), a wholly-owned subsidiary of Terra Industries Inc. (“Terra”) (NYSE: TRA), announced today that it intends to offer, subject to market and other conditions, $600 million aggregate principal amount of Senior Notes due 2019 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior unsecured basis by Terra and certain of its subsidiaries.
Terra Capital will use a portion of the net proceeds of the offering, together with available cash, to purchase its existing 7.00% Senior Notes due 2017 and to pay related premiums, fees and expenses, pursuant to a cash tender offer announced on September 24, 2009. Subject to certain conditions, Terra also intends to use a portion of the net proceeds of the offering, together with available cash, to pay a planned special cash dividend or consummate certain previously announced asset acquisitions. However, there can be no assurances that the offering of the Notes, the cash tender offer, the payment of the special cash dividend or any asset acquisitions will be completed as described herein or at all.
This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Notes will be issued in reliance on the exemption from the registration requirements provided by Rule 144A under the Securities Act and, outside of the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. None of the Notes have been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
WWW.TERRAINDUSTRIES.COM ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 19, 2009

the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about Terra’s plans or intentions regarding the offering of the Notes, the completion of the cash tender offer, the declaration and payment of the special cash dividend and the consummation of any asset acquisitions are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the risk that Terra Capital’s offering of the Notes will not be completed,

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
WWW.TERRAINDUSTRIES.COM ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 19, 2009

•	the risk that Terra Capital’s cash tender offer for the 7.00% Senior Notes due 2017 will not be completed,

•	risks related to potential acquisition transactions, including that they may not be entered into or consummated,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
WWW.TERRAINDUSTRIES.COM ◆ 712/277-1340 ◆ NYSE Ticker: TRA